UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously reported, on May 25, 2018, the Registrant's board of directors committed the company to an exit/disposal plan with respect to its promotional, ticketing and production businesses because it did not believe that such business units could generate sufficient operating cash flows to fund the ongoing operations of the Registrant. The Registrant had originally planned to continue to operate its athlete management business, but such business has not been able to generate sufficient cash flow to justify the continuation thereof. Further, in light of the planned acquisition of SCWorx, consummation of which is subject to various conditions and is not assured, the Registrant has determined to make SuckerPunch part of its disposal plan.

Accordingly, on September 26, 2018, the Registrant entered into an agreement, effective July 1, 2018, with the principals of its SuckerPunch athlete management business, under which it returned such business to the original seller thereof, and secured releases from contractual obligations under two employment agreements. In connection with this disposal, the Registrant estimates a loss on disposition of $43,000. During the quarter ended June 30, 2018, the Registrant incurred aggregate charges of approximately $1,670,000, in connection with the impairment of goodwill and intangible assets related to the athlete management business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE MMA, INC.

	By:	/s/John Price
John Price
President

Dated: September 28, 2018